Exhibit 10.1

Execution Copy

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is dated as of April 27, 2012, by and between NeoPhotonics Corporation, a Delaware corporation (the “Company”), and Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, shares of the common stock (the “Common Stock”) of the Company.

C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“AAA” has the meaning set forth in Section 6.9(b).

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s knowledge, threatened in writing (or otherwise) against the Company or its Material Subsidiaries or any of their respective properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Closing” means the closing of the purchase by the Purchaser and sale by the Company of Shares to the Purchaser pursuant to this Agreement on the Closing Date as provided in Section 2.1(a) hereof.

“Closing Date” means the date on which this Agreement has been executed and delivered by all parties hereto, unless on such date the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall not have been satisfied or waived, in which case the Closing Date shall be on the first (1st) Trading Day after the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall have been satisfied or waived, but in any event a date no later than the Outside Date.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Cooley LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Intellectual Property Rights” has the meaning set forth in Section 3.1(n)(i).

“Company Products or Business” has the meaning set forth in Section 3.1(n)(i).

“Contingent Obligation” has the meaning set forth in Section 3.1(ff).

“Control” (including the terms “controlling”, “controlled” by or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Dispute” has the meaning set forth in Section 6.9(a).

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Rights Agreement is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(hh).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Investors” means the stockholders of the Company whose consent is required to waive certain registration rights under the Investors’ Rights Agreement as contemplated by the IRA Waiver.

“Federal Law” has the meaning set forth in Section 3.2(a)(ii).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Hazardous Materials” has the meaning set forth in Section 3.1(hh).

“Indebtedness” has the meaning set forth in Section 3.1(ff).

“Initial Resolution Period” has the meaning set forth in Section 6.9(a).

“Insolvent” has the meaning set forth in Section 3.1(k).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(n)(i).

“Investors’ Rights Agreement” means that certain 2008 Investors’ Rights Agreement, dated as of May 14, 2008, by and among the Company and the parties listed therein.

“IRA Waiver” means the Waiver to the Investors’ Rights Agreement in the form attached hereto as Exhibit B.

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” has the meaning set forth in Section 6.2(a).

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, liabilities, business, or financial condition of the Company on a consolidated basis or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or the global economy or which are generally applicable to the industry in which the Company operates, except to the extent that such changes or circumstances disproportionately affect the Company and its Material Subsidiaries, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Shares or other transactions contemplated by this Agreement, or (iii) effects directly caused by or resulting from the Company’s compliance with Section 6(e) of the Rights Agreement.

“Material Contract” means any contract of the Company or any of its Material Subsidiaries that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(aa).

“Money Laundering” has the meaning set forth in Section 3.1(ll).

“Material Subsidiary(ies)” means NeoPhotonics (China) Co., Ltd. and NeoPhotonics Corporation Limited.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“OFAC” has the meaning set forth in Section 3.1(mm).

“Officer’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Outside Date” means the date that is thirty (30) calendar days after the date hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the New York Stock Exchange.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means the average Closing Price of the Company’s Common Stock as quoted on the New York Stock Exchange for the 15 Trading Days ending two (2) days prior to the Closing Date multiplied by one hundred and fifty percent (150%), which price shall not be less than $8.00 or more than $12.00 per share. By applying the foregoing formula (and in light of the expected Closing Date), the Company and the Purchaser agree that the Purchase Price is equal to $8.00 per share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Statement” means a registration statement meeting the requirements set forth in the Rights Agreement and covering the resale by the Purchaser.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rights Agreement” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rusnano” means Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation).

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning set forth in Section 2.1(a).

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Amount” means the amount equal to (i) the Purchase Price multiplied by (ii) the number of Shares set forth in Section 2.1(a), which is equal to $39,783,240.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, and “Subsidiaries” mean, collectively, each Subsidiary with respect to any Person.

“Tax Returns” has the meaning set forth in Section 3.2(j).

“Taxes” has the meaning set forth in Section 3.2(j).

“Trading Affiliate” has the meaning set forth in Section 3.2(h).

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Rights Agreement, the Irrevocable Transfer Agent Instructions, the Lock-Up Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company LLC, or any successor transfer agent for the Company.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company 4,972,905 shares of Common Stock, par value $0.0025 per share (the “Shares”).

(b) Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel, 3175 Hanover Street, Palo Alto, California on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. Unless alternative arrangements are agreed to with the Purchaser, on the Closing Date, (i) subject to the Purchaser’s receipt from the Company of originally signed copies of the Company Deliverables, the Purchaser shall wire the Subscription Amount, in United States dollars and in immediately available funds by wire transfer to the Company’s account at Comerica Bank, as set forth in wire transfer instructions delivered to Purchaser by the Company attached hereto as Exhibit H, and (ii) the Company shall irrevocably instruct the Transfer Agent to record the issuance of the Shares to the Purchaser within three (3) Trading Days after the Closing, in book entry form pursuant to the Transfer Agent’s regular procedures, free and clear of all restrictive and other notations or legends except as expressly provided in Section 4.1(b) hereof.

2.2 Closing Deliveries. (a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser originally signed copies of the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) the Rights Agreement, duly executed by the Company;

(iii) the IRA Waiver, duly executed by the Company and the Existing Investors;

(iv) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent;

(v) a certificate of the Company (the “Officer’s Certificate”), dated as of the Closing Date, in substantially the form of Exhibit D, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the Certificate of Incorporation, as amended, and bylaws of the Company (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, and (d) certifying good standing certificates with respect to the Company from the Secretary of State of the State of Delaware, dated as of a recent date before the Closing Date;

(vi) the Compliance Certificate referred to in Section 5.1(g); and

(vii) a legal opinion of Company Counsel, in the form of Exhibit F hereto, executed by the Company Counsel and delivered to the Purchaser.

(b) On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by the Purchaser;

(ii) the Subscription Amount, in United States dollars and in immediately available funds by wire transfer to the Company’s account as previously provided to the Purchaser;

(iii) the Rights Agreement, duly executed by the Purchaser; and

(iv) a Lock-Up Agreement, substantially in the form of Exhibit G hereto (the “Lock-Up Agreement”) executed by the Purchaser, and such Lock-Up Agreement shall be in full force and effect on the Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that, except as set forth in the corresponding section of the disclosure letter delivered to the Purchaser simultaneously with, but separate from, this Agreement (the “Disclosure Letter”):

(a) Organization and Qualification. Each of the Company and its Material Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Material Subsidiary is in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational documents. Each of the Company and its Material Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no Proceeding has been instituted, is pending, or, to the Company’s knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(b) hereto. Except as disclosed in the SEC Reports (as defined below), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. With respect to the Company’s Subsidiaries that are not Material Subsidiaries (the “Additional Subsidiaries”), except as disclosed in the SEC Reports, no such Additional Subsidiaries have significant operations or liabilities (whether fixed, contingent, off-balance sheet or otherwise) and there are no events that have or would reasonably be expected to occur involving one or more of such Additional Subsidiaries that could give rise to (individually or in the aggregate) material liabilities for the Company or its Material Subsidiaries.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which the Company is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith, other than in connection with the Required Approvals to be obtained, made, filed or given by the Company after the Closing as contemplated by the Transaction Documents. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except as disclosed in the SEC Reports, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby do not and will not (i) conflict with or violate any provisions of the Company’s or any Material Subsidiary’s certificate of incorporation, bylaws or other organizational documents or otherwise result in a violation of the organizational documents of the Company or any of its Material Subsidiaries, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Material Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, debt facility, debt or other instrument to which the Company or any Material Subsidiary is a party or by which any property or asset of the company or any Material Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Material Subsidiary is subject (including federal, state and applicable foreign securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self regulatory organization to which the Company or any Material Subsidiary or its securities are subject, including the Principal Trading Market), or by which any property or asset of the Company or any Material Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Material Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than those that have been obtained prior to the date of this Agreement and other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Rights Agreement, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iii) the filing with the Commission of a Current Report on Form 8-K, and (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares, and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby (collectively, clauses (i), (ii), (iii), and (iv), the “Required Approvals”).

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive, co-sale, right of first refusal or similar rights, or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options, warrants, other securities of the Company and script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date set forth in such SEC Reports only to reflect stock option exercises and grants and warrant exercises that have not, individually or in the aggregate, had a material effect on the overall aggregate capitalization of Company. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws. Except as set forth on Schedule 3.1(g) hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules filed with the Commission pursuant to Rule 13d-1 of the Exchange Act by reporting persons, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(h) SEC Reports and Disclosure. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Disclosure Letter to this Agreement (if any), the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. No event or circumstance has occurred or information exists with respect to the Company or any of its Material Subsidiaries or its or their business, properties, operations or financial condition, which, under applicable law, rule or regulation requires the filing of a Form 8-K after the Closing, or otherwise requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (other than the transactions contemplated by the Transaction Documents). As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any Material Subsidiary is a party or to which the property or assets of the Company or any Material Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

(i) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Material Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j) Tax Matters. Except as disclosed in the SEC Reports, the Company and its Material Subsidiaries (i) have prepared and filed all foreign, federal and state income and all other material Tax Returns, reports and declarations required by any jurisdiction to which they are subject, (ii) have paid all Taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such Tax Returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and its Material Subsidiaries, and (iii) have set aside on the books of the Company and its Material Subsidiaries provisions reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. No agreement as to indemnification for, contribution to, or payment of material Taxes exists between the Company or any Material Subsidiary, on the one hand, and any other Person, on the other, including pursuant to any Tax sharing agreement, purchase or sale agreement, partnership agreement or any other agreement not entered into in the ordinary course of business. Except as disclosed in the SEC Reports, neither the Company nor any of its Material Subsidiaries has any material liability for Taxes of any Person (other than the Company or any of its Material Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), or as a transferee or successor, by contract or otherwise. Since the date of the Company’s most recent Financial Statements, the Company has not incurred any material liability for Taxes other than in the ordinary course of business consistent with past practice. Except as set forth in the SEC Reports, neither the Company nor the Material Subsidiaries has been advised (a) that any of its Tax Returns have been or are being audited as of the date hereof, or (b) of any material deficiency in assessment or proposed judgment to its Taxes. Neither the Company nor any of its Material Subsidiaries has knowledge of any material Tax liability to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or purported or intended to be governed, in whole or in part, by Section 355 of the Internal Revenue Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the internal Revenue Code) in conjunction with the purchase of the Shares. “Tax” or “Taxes” means any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to Taxes or additional amounts with respect to the foregoing. “Tax Returns” means all returns, reports, or statements required to be filed with respect to any Tax (including any elections, notifications, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax.

(k) Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any of its assets is bound or subject, and (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to current or previously existing Company stock-based plans. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

(l) Litigation. Except as disclosed in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares, (ii) involves a claim of material violation of or material liability under any federal, state, local or foreign laws governing the Company’s or its Material Subsidiaries’ operations, or (iii) could, if there were an unfavorable decision, individually or in the aggregate, have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(m) Title to Assets. The Company and its Material Subsidiaries have good and valid title (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Material Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries, or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n) Intellectual Property.

(i) The Company or its Subsidiaries owns all trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, copyrights, and other similar intellectual property rights and similar proprietary rights (collectively, “Proprietary Rights”) and all patents and patent applications (collectively, with Proprietary Rights, “Intellectual Property Rights”) that the Company has represented to Purchaser in writing that the Company or its Subsidiaries own (“Company Owned Intellectual Property Rights”). The Company owns, possesses, licenses or has other rights to use all Proprietary Rights and, to the Company’s knowledge, all patents that are necessary or material for use in connection with the manufacture, use, sale, and distribution of the products, services and conduct of the Company’s or any of its Material Subsidiaries’ businesses as has been conducted prior to the date of this Agreement (collectively, together with all Company Owned Intellectual Property Rights, the “Company Intellectual Property Rights”). The Company owns all Company Owned Intellectual Property Rights free and clear of any Liens (other than non-exclusive licenses granted in the ordinary course of business). No product or service of the Company or any of its Material Subsidiaries nor the business of the Company nor of any of its Material Subsidiaries as has been conducted prior to the date of this Agreement (collectively “Company Products or Business”) infringes, misappropriates or otherwise violates any Proprietary Rights or, to the Company’s knowledge, any patent of any Person, nor has the Company otherwise infringed, misappropriated or otherwise violated any Proprietary Rights or, to the Company’s knowledge, any patent of any Person. Neither the Company nor any of its Material Subsidiaries has received a notice (written or otherwise) that any Company Products or Business (including the manufacture, use, sale, and distribution of such products and services) infringes, misappropriates or otherwise violates any Intellectual Property Right of any Person, nor does the Company or any of its Subsidiaries know of any basis for such a claim that would result in a Material Adverse Effect. There is no pending action, suit, proceeding or claim by any Person that any Company Products or Business infringes, misappropriates or otherwise violates any Intellectual Property Right of another, and, to the knowledge of the Company, there is no such threatened action, suit, proceeding or claim that would have a Material Adverse Effect. To the Company’s knowledge, there is no existing infringement by another Person of any of the Company Intellectual Property Rights that would or would reasonably be expected to result in a Material Adverse Effect. None of the Company Products or Business, has been obtained or is being used, sold or distributed by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any Person.

(ii) The Company has taken and takes reasonable security measures (including appropriate use of nondisclosure agreements) to protect the secrecy, confidentiality and value of the Company Intellectual Property Rights that constitute its material trade secrets. To the knowledge of the Company, there has not been any disclosure of any Company Intellectual Property Rights constituting a material trade secret of the Company or any of its Subsidiaries in a manner that has resulted or is likely to result in the loss of trade secret in and to such information. There are no material outstanding options, licenses, claims, encumbrances or shared ownership interests of any kind relating to the Company Owned Intellectual Property Rights. As of the date of this Agreement, the Company or any of its Subsidiaries is not bound by or a party to any license agreements pursuant to which third-party Intellectual Property Rights that are embodied in or incorporated into Company Products or Business are licensed to the Company (excluding, without limitation, any software licenses for software not incorporated into Company’s products or otherwise giving rise to royalties based on sale or distribution of Company’s products where such software is generally available on standard terms). Each current and former employee or contractor of the Company or its Material Subsidiaries that has materially contributed to the development of any Company Owned Intellectual Property Right or Company Products or Business has executed and delivered to the Company a valid and enforceable agreement that (i) assigns to the Company or Subsidiaries all right, title and interest in and to any such Intellectual Property Rights and (ii) requires confidential treatment for the trade secrets, know-how and other confidential Intellectual Property Rights of the Company. To the knowledge of the Company, no current or former employee, officer, consultant or contractor of the Company is in default or breach of any term of any employment, consulting or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement where such default or breach would result in the Company Products or Business infringing, misappropriating or otherwise violating any Intellectual Property Right of any Person. To the knowledge of the Company, no present or former employee, officer, consultant or contractor of the Company has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Company Intellectual Property Rights.

(iii) Each of the Issued Company Registered Intellectual Property Rights (defined below) is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with any Company Registered Intellectual Property Rights (whether Issued or not) have been made and all necessary documents, recordations and certificates in connection with Company Registered Intellectual Property Rights have been filed with the relevant authorities in the United States or any other jurisdictions for the purposes of prosecuting, perfecting and maintaining such Company Registered Intellectual Property Rights. All applications for registrations of Company Registered Intellectual Property Rights filed with the United States or foreign authorities (as applicable) have been prosecuted in compliance with all applicable rules, policies, and procedures of such authorities (as applicable). “Registered Intellectual Property Rights” shall mean all United States, international and foreign Intellectual Property Rights that are registered, filed or issued under the authority of any United States, international or foreign government, including all patents, registered copyrights, registered mask works, and registered trademarks, and any applications for the foregoing. “Company Registered Intellectual Property Rights” means any and all Company Owned Intellectual Property Rights that are Registered Intellectual Property Rights. “Issued” means (i) granted or issued for any patents, (ii) registered for any copyrights, and (iii) registered for any trade and service marks.

(iv) Neither the execution nor delivery of the Transaction Documents will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument relating to, the license or use of any Company Intellectual Property Right or Company Products or Business, except for such conflicts, defaults and breaches which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not result in any product of the Company infringing, misappropriating or otherwise violating any Intellectual Property Rights of any Person.

(o) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents.

(p) Registration Rights. Other than the Purchaser and the parties to the Investors’ Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission. Other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company pursuant to a registration statement filed pursuant to the terms and conditions of the Rights Agreement. Oak Investment Partners IX, Limited Partnership and its Affiliates and Timothy S. Jenks and his Affiliates are the only parties to the Investors’ Rights Agreement that are currently entitled to registration rights thereunder or that are required to waive the provisions of the Investors’ Rights Agreement specified in the IRA Waiver.

(q) No Directed Selling Efforts or General Solicitation. Neither the Company, nor any Person acting on behalf of the Company, has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

(r) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company or aggregated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Trading Market.

(s) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received written or oral notice from its Principal Trading Market or from the Financial Industry Regulatory Authority to the effect that the Company is not in compliance with the listing or maintenance requirements of its Principal Trading Market. Except as set forth in the SEC Reports, the Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the Principal Trading Market, and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver the Shares to the Purchaser.

(t) Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Compliance. Except as described in Schedule 3.1(u) or in the SEC Reports, neither the Company nor any Material Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Material Subsidiary under), nor has the Company or any Material Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any material statute, rule or regulation of any governmental authority.

(v) Eligibility for Registration. The Company is eligible to register the Shares for resale by the Purchaser using Form S-3 promulgated under the Securities Act.

(w) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(x) Acknowledgment Regarding Purchaser’s Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(y) Insurance. The Company and the Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and the Material Subsidiaries are engaged.

(z) Regulatory Permits. To the Company’s knowledge, the Company and the Material Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Material Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(aa) Transactions With Affiliates. Except as set forth or incorporated by reference in the Company’s SEC Reports and except as set forth in the Disclosure Letter, none of the officers or directors of the Company is presently a party to any transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K with the Company or any of its Material Subsidiaries (other than for ordinary course services as officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

(bb) Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder.

(dd) Foreign Corrupt Practices. Neither the Company nor any of its Material Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Material Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, except where such actions would not have, individually or in the aggregate, a Material Adverse Effect.

(ee) Indebtedness. Except as disclosed in the Company’s financial statements included in the SEC Reports or on Schedule 3.1(ee), neither the Company nor any of its Material Subsidiaries (i) has any outstanding Indebtedness (as defined below) or (ii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(ff) Labor Matters. Except as disclosed in the SEC Reports, the Company and its Material Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(gg) Environmental Laws. To the Company’s knowledge, the Company and its Material Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received the permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(hh) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its Material Subsidiaries is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer by others within those entities, such disclosure controls and procedures are effective.

(ii) Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or its Material Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed or that otherwise would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the SEC Reports.

(jj) No Manipulation of Stock. Neither the Company nor any of its Material Subsidiaries, nor to the Company’s knowledge, any of their respective officers, directors, employees, affiliates or controlling persons has taken and will not, in violation of applicable law, take any action designed to or that might reasonably be expected to, directly or indirectly, cause or result in stabilization or manipulation of the price of the Common Stock.

(kk) OFAC. Neither the Company, any director or officer, nor, to the Company’s knowledge, any agent, employee, Material Subsidiary or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Material Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.

(i) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate approvals on the part of the Purchaser. Each of this Agreement and the Rights Agreement has been (or upon delivery will have been) duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) Rusnano has obtained all necessary approvals and resolutions from and of Rusnano’s Supervisory Council for the execution and delivery by Rusnano of the Transaction Documents and the performance of its obligations hereunder and thereunder, including without limitation the acquisition of Shares by Rusnano pursuant hereto.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Investment Intent. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act, or any applicable state securities law. The Purchaser is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws. The Purchaser does not presently have any agreement, plan or understanding with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any Person; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(h) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor, to the knowledge of the Purchaser, any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has knowledge or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Shares, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons (a) party to this Agreement or (b) advising the Purchaser in relation to the Transaction Documents and the transactions contemplated herein and therein, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and the Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(k) Reliance on Exemptions. The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(l) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(m) Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(n) Beneficial Ownership. As of the date hereof, the Purchaser does not own any securities of the Company (individually or together with any other Person with whom the Purchaser has identified itself as part of a “group” in a public filing made with the Commission involving the Company’s securities). The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

(o) Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the applicable signature page attached hereto.

(p) Accuracy of Accredited Investor Questionnaire. The Accredited Investor Questionnaire delivered by the Purchaser in connection with this Agreement is complete and accurate in all material respects as of the date of this Agreement and will be correct in all material respects as of the Closing Date and the effective date of the Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(q) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares, or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, if applicable, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(r) Waiver of Immunity. Entry into and performance of the Transaction Documents by Rusnano constitute private and commercial acts. Neither Rusnano, nor any of its assets, enjoy any right of immunity, including sovereign immunity, from suit or execution in respect of its obligations under the Transaction Documents. Rusnano hereby waives any such right of immunity, including sovereign immunity, that could otherwise apply to its obligations under the Transaction Documents.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article 4 and subject to any restrictions set forth in the Lock-Up Agreement, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of a Purchaser, or (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule), the Company may require an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of any such transfer, any such transferee shall agree in writing to be bound by the terms of Article 4 of this Agreement and shall have the rights of a Purchaser under this Agreement and the Rights Agreement.

(b) Legends. The records of the Transfer Agent shall reflect that the Shares shall be subject to any legend or restrictive notation as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the Shares in violation of this Agreement):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

In addition, if the Purchaser is an Affiliate of the Company, the Shares issued to the Purchaser shall be subject to a customary “affiliates” notation and legend in substantially the following form for so long as the Purchaser is an Affiliate of the Company:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

By signing this Agreement, and for purposes of acknowledging the restrictions on the uncertificated Shares, the Purchaser acknowledges that the Company has provided it with written notice of the information and legends set forth in this Section 4.1 that would be required to be set forth or stated on stock certificates for the Shares.

(c) Removal of Legends. The notation(s) and legend(s) set forth in Section 4.1(b) above shall be removed from the Transfer Agent’s records for the Shares and the Company shall instruct the Transfer Agent to issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the notations and restrictive legend(s) set forth in Section 4.1(b) from the applicable Shares. Following such time as a restrictive notation or legend is no longer required for certain Shares, the Company will, no later than three (3) Trading Days following the written request by a Purchaser to the Company, instruct the Transfer Agent to remove the notations and restrictive legend(s) set forth in Section 4.1(b) from the Purchaser’s applicable Shares.

(d) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in substantially the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”).

4.2 Transactions in Company Securities. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full pursuant to Section 6.16. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and Disclosure Letter. The Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in the Compliance and Disclosure Interpretation of the staff of the Division of Corporation Finance (with respect to Securities Act Sections) regarding short selling.

4.3 Form D. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchaser (provided that the posting of the Form D on the Commission’s EDGAR system shall be deemed delivery of the Form D for purposes of this Agreement).

4.4 Use of Proceeds. The Company agrees to use the proceeds of the offering as set forth in Section 6(e) of the Rights Agreement.

4.5 Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Principal Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6 Listing. The Company shall promptly take any action required to maintain the listing of all of the Shares, once they have been issued, upon the Principal Trading Market upon which shares of Common Stock are listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable under the terms of the Transaction Agreements. Until such time as the Company’s shares of Common Stock are deregistered under the Exchange Act pursuant to a stockholder-approved transaction providing for such deregistration, the Company shall take all actions within its control to comply with the reporting requirements of the Exchange Act and the Principal Trading Market on which the Common Stock is listed. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Trading Market, except in connection with a stockholder-approved transaction providing for the deregistration of the Common Stock under the Exchange Act.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities at the Closing. The obligation of the Purchaser hereto to acquire Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date of this Agreement and in all material respects as of the Closing Date, as though made on and as of the

Closing Date, except that (i) representations and warranties that speak as of a specific date shall be true and correct as of such date and (ii) representations and warranties that are by their own terms subject to “materiality” or “Material Adverse Effect” qualifiers shall be true and correct in all respects.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase, sale and issuance of the Shares at the Closing (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect, including, without limitation, with respect to the listing of the Shares, from the New York Stock Exchange.

(e) No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market.

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b) in the form attached hereto as Exhibit E.

(h) Appointment of Rusnano Designee. Upon the Closing, Sergey Polikarpov shall be a member of the Board of Directors of the Company.

5.2 Conditions Precedent to the Obligations of the Company to sell Securities at the Closing. The Company’s obligation to sell and issue the Shares to the Purchaser listed on Annex A hereto at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Receipt of Payment. The Company shall have received payment by wire transfer of immediately available funds in the full amount of the purchase price for the number of Shares being purchased by the Purchaser.

(b) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all respects as of the date of this Agreement and in all material respects as of the Closing Date, as though made on and as of the Closing Date, except that (i) representations and warranties that speak as of a specific date shall be true and correct as of such date and (ii) representations and warranties that are by their own terms subject to “materiality” or “Material Adverse Effect” qualifiers shall be true and correct in all respects.

(c) Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(d) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect, provided that the Company shall use best efforts to obtain in a timely fashion any and all such consents, permits, approvals, registrations and waivers.

ARTICLE 6

MISCELLANEOUS

6.1 Fees and Expenses. Except as set forth in this Section 6.1, the Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in the United States.

6.2 Indemnification.

(a) Indemnification of Purchaser. The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such Losses as they are incurred by such Person. The Company will not be liable to the Purchaser or any of the foregoing indemnitees to the extent, but only to the extent, that a loss, claim, damage or liability is proximately caused by Purchaser’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents, any violation by the Purchaser or such indemnitee of state or federal securities laws or any conduct by the Purchaser or such indemnitee that constitutes fraud, gross negligence or willful misconduct.

(b) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel (which counsel shall be reasonably acceptable to the indemnifying party) at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially and adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Disclosure Letter thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.4 prior to 5:00 p.m., California time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.4 on a day that is not a Trading Day or later than 5:00 p.m., California time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	NeoPhotonics Corporation
2911 Zanker Road
San Jose, CA 95134
Telephone No.: (408) 232-9200
Facsimile No.: (408) 890-4704
Attention: Chief Executive Officer

With a copy to:
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304-1130
Telephone No.: (650) 843-5000
Facsimile No.: (650) 849-7400
Attention: John Sellers

If to a Purchaser:	To the address, telephone or fax numbers set forth under the Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

With a copy to:	Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Telephone No.: (650) 493-9300
Facsimile No.: (650) 493-6811
Attention: Nathaniel P. Gallon

6.5 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the Purchaser.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9 Dispute Resolution.

(a) The parties will attempt in good faith to resolve any dispute, or disagreement, controversy, or claim of any kind or nature arising under, out of, or in connection with this Agreement (including disputes as to the construction, validity, enforcement and interpretation of this Agreement) (each a “Dispute”) in accordance with this Section 6.9. In the event of a Dispute, then upon the written request of any party, each of the parties will appoint a designated senior business executive whose task will be to meet for the purpose of endeavoring to resolve the Dispute. If any such Dispute has not been resolved within thirty (30) days after the date of request (the “Initial Resolution Period”) by a party for resolution under this Section 6.9, it will be submitted for consideration of the Chief Executive Officer of the Company and Oleg V. Kiselev (or his successor), the Deputy Chief Executive Officer of the Purchaser. If such representatives are unable, after a period of thirty (30) days following the end of the Initial Resolution Period, to resolve the Dispute, it will thereafter be submitted for mediation in accordance with Section 6.9(b).

(b) Any Dispute that the parties fail to resolve through informal discussions or negotiations pursuant to Section 6.9(a) will be first submitted to non-binding mediation, which will be held in New York, New York, prior to the commencement of any Proceeding in any court. The parties will mutually determine who the mediator will be from a list of mediators obtained from the American Arbitration Association (the “AAA”) office located in New York, New York. If the parties are unable to agree on a mediator, the mediator will be selected by the AAA. The mediator so appointed shall be deemed to be qualified and to be accepted by the parties. The mediation shall be conducted at a place and a time agreed by the parties with the mediator, or if the parties cannot agree, as designated by the mediator. The mediation shall be held within twenty (20) days after the mediator is appointed. Each party will bear its own costs and expenses with respect to the mediation, including one-half of the fees and expenses of the mediator. Neither party may employ or use the mediator as a witness, consultant, expert, or counsel regarding the dispute or any related matters.

6.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Subject to Section 6.9, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.11 Survival. The representations and warranties contained in Sections 3.1(a) (Organization and Qualification), 3.1(b) (Subsidiaries), 3.1(c) (Authorization; Enforcement; Validity), 3.1(e) (Filings, Consents and Approvals) and 3.1(p) (Registration Rights) shall survive for the applicable statute of limitations. All other representations and warranties contained herein shall survive the Closing and the delivery of the Shares for a period of one (1) year from the Closing Date. The agreements and covenants contained herein shall survive for the applicable statute of limitations.

6.12 Governing Version. This Agreement has been drafted in English, and a Russian translation has been prepared by the Purchaser simultaneously with the execution of this Agreement and is attached hereto as Exhibit I. Such Russian version has been prepared solely for informational purposes and shall have no legal force or effect.

6.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof; provided, however, that the Purchaser must receive from the Company originally signed copies of the Company’s signature pages to the Company Deliverables prior to the Purchaser wiring the Subscription Amount to the Company pursuant to Section 2.1(c) above.

6.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.15 Remedies. In the event of a breach by the Company or by a Purchaser of any of their obligations under this Agreement, the Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or the Purchaser, upon written notice to the other party, if the Closing has not been consummated on or prior to 5:00 p.m., California time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to the party whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Closing to occur by such Outside Date. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NEOPHOTONICS CORPORATION

By:	/s/ James D. Fay
Name: James D. Fay
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OPEN JOINT STOCK COMPANY “RUSNANO”

By:	/s/ Oleg V. Kiselev
Name: Oleg V. Kiselev
Title: Deputy Chief Executive Officer

The exact name that the Shares are to be registered in (the Open Joint Stock Company

“Registered Holder”):	“Rusnano”

The relationship between the Purchaser of the Shares and the Registered Holder:	Same

The mailing address, telephone and fax number of the Registered Holder:	Prospect 60-letiya Oktyabrya 10a

117036 Moscow

Russian Federation

Attn: Sergey Polikarpov

Fax: +74959885689

The Tax Identification Number of the Registered Holder:	7728131587

EXHIBITS:

A:	Form of Rights Agreement
B:	Form of IRA Waiver
C:	Irrevocable Transfer Agent Instructions
D:	Form of Officer’s Certificate
E:	Form of Compliance Certificate
F:	Form of Company Counsel Legal Opinion
G:	Form of Lock-Up Agreement
H:	Wire Transfer Instructions
I:	Russian Translation of Share Purchase Agreement

1.

EXHIBIT A

FORM OF RIGHTS AGREEMENT

[See Exhibit 10.2]

1.

EXHIBIT B

FORM OF IRA WAIVER

WAIVER OF REGISTRATION RIGHTS AND NOTICE AND CONSENT

This WAIVER OF REGISTRATION RIGHTS AND NOTICE AND CONSENT dated as of April 27, 2012 (this “Waiver”), is entered into by and among NEOPHOTONICS CORPORATION, a Delaware corporation (the “Company”), Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (the “Purchaser”), and the undersigned stockholders of the Company identified on the signature pages hereto. All capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the First Rights Agreement (as defined below).

WHEREAS, the Company and certain investors of the Company have entered into that certain 2008 Investors’ Rights Agreement, dated May 14, 2008 (the “First Rights Agreement”);

WHEREAS, the Board of Directors of the Company has authorized the sale and issuance (the “Financing”) of 4,972,905 shares of the Company’s Common Stock (the “Common Stock”) to the Purchaser pursuant to a private placement transaction;

WHEREAS, the Purchaser has informed the Company that it shall be a condition precedent to the closing of the Financing that the Company and the Purchaser shall execute and deliver a Rights Agreement (the “Second Rights Agreement”), which, among other things, grants registration rights with respect to the securities sold in the Financing;

WHEREAS, the Purchaser has further informed the Company that it shall be a condition precedent to the closing of the Financing that the Holders of all of the Registrable Securities shall covenant not to amend or waive any provision of the First Rights Agreement without the prior written consent of the Purchaser if such amendment or waiver would materially and adversely affect the registration rights of the Purchaser under the Second Rights Agreement without materially and adversely affecting the registration rights of the Holders in the same manner;

WHEREAS, pursuant to the Second Rights Agreement, the Company is obligated in certain situations to file a registration statement on Form S-3 or other available form (the “Registration Statement”) with the Securities and Exchange Commission, providing for the potential resale of shares of the Company’s Common Stock to be issued to the Purchaser;

WHEREAS, pursuant to Section 1.3 of the First Rights Agreement, the Holders of Registrable Securities are entitled to advance notice of the Company’s filing of the Registration Statement, and hold certain rights with respect to the inclusion of their Registrable Securities in the registration covered thereby (the “Piggyback Registration Rights”);

WHEREAS, pursuant to Section 1.14 of the First Rights Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would, among other things, grant registration rights senior or pari-passu with the registration rights granted to the Holders of Registrable Securities; and

WHEREAS, the undersigned Holders of all of the Registrable Securities entitled to registration rights under the First Rights Agreement desire to facilitate a successful Financing by (i) consenting to the

Company’s entering into the Second Rights Agreement and granting registration rights to the Purchaser, (ii) waiving their Piggyback Registration Rights with respect to all shares of Registrable Securities now or hereafter owned by each such party, whether beneficially or otherwise (the “Shares”), including all notices and notice periods required thereby or required as a result of this Waiver, under the First Rights Agreement in connection with all the transactions contemplated by the Financing, including, but not limited to, any Registration Statement filed by the Company pursuant to the Second Rights Agreement and (iii) covenanting not to amend or waive any provision of the First Rights Agreement without the Purchaser’s prior written consent if such amendment or waiver would materially and adversely affect the registration rights of the Purchaser under the Second Rights Agreement without materially and adversely affecting the registration rights of the Holders in a similar manner.

NOW, THEREFORE, BE IT RESOLVED, for consideration duly received and acknowledged as adequate by the undersigned, the undersigned agree as follows:

1. Waiver of Piggyback Registration Rights and Notice; Consent.

(a) Each undersigned Holder hereby irrevocably waives the Piggyback Registration Rights with respect to all Shares, including all notices and notice periods required thereby, under the First Rights Agreement in connection with all the transactions contemplated by the Financing, including, but not limited to, any Registration Statement filed by the Company pursuant to the Second Rights Agreement.

(b) Each undersigned Holder hereby unconditionally consents, pursuant to Section 1.14 of the First Rights Agreement, to the Company’s entry into the Second Rights Agreement with the Purchaser and the grant of the registration rights and other related rights to the Purchaser thereunder or as otherwise contemplated by the Financing.

2. Covenant re Amendment of First Rights Agreement. Each undersigned Holder hereby agrees and covenants to the Purchaser that if any proposed waiver or amendment of the First Rights Agreement would materially and adversely affect the registration rights of the Purchaser and would not materially and adversely affect the registration rights of the Holders under the First Rights Agreement in the same manner, then the undersigned Holders will not consent to such amendment or waiver without first obtaining the written consent of the Purchaser.

3. Acknowledgement of Reliance. Each undersigned Holder is signing this Waiver with respect to all Shares now held or hereafter acquired by such Holder. The undersigned Holders understand and acknowledge that the Company and the Purchaser will proceed with the Financing in reliance on this Waiver. In connection therewith, the undersigned hereby represent and warrant to the Company and the Purchaser that (i) the undersigned have the full right, power and authority to execute and deliver this Waiver, (ii) this Waiver has been duly executed and delivered by the undersigned and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

4. Successors and Assigns. The provisions of this Waiver shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the undersigned parties. The Company shall not permit the transfer of any Shares on its books until the person to whom such security is to be transferred (i) is not, and will not be upon receipt of such Shares, entitled to registration rights for the Shares under the First Rights Agreement or (ii) shall have executed a written agreement pursuant to which such person becomes a party to this Waiver and agrees to be bound by all the provisions hereof.

2.

5. Full Force and Effect. All other provisions of the First Rights Agreement shall remain in full force and effect.

6. Counterparts. This Waiver may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. A facsimile, telecopy or other reproduction of this Waiver may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

7. Construction. This Waiver shall be construed in accordance with the laws of the State of Delaware, excluding conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

3.

IN WITNESS WHEREOF, the undersigned has executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE AND CONSENT as of the date first set forth above.

NEOPHOTONICS CORPORATION

By:
Name: James D. Fay
Title: Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE AND CONSENT as of the date first set forth above.

OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

By:
Bandel Carano Managing Member of Oak Associates IX, LLC The General Partner of Oak IX Affiliates Fund, Limited Partnership

OAK INVESTMENT PARTNERS IX, LIMITED PARTNERSHIP

By:
Bandel Carano Managing Member of Oak Associates IX, LLC The General Partner of Oak Investment Partners IX, Limited Partnership

OAK IX AFFILIATES FUND-A, LIMITED PARTNERSHIP

By:
Bandel Carano Managing Member of Oak Associates IX, LLC The General Partner of Oak IX Affiliates Fund-A, Limited Partnership

OAK INVESTMENT PARTNERS X, LIMITED PARTNERSHIP

By:
Bandel Carano Managing Member of Oak Associates X, LLC The General Partner of Oak Investment Partners X, Limited Partnership

OAK X AFFILIATES FUND, LIMITED PARTNERSHIP

By:
Bandel Carano Managing Member of Oak Associates X, LLC The General Partner of Oak X Affiliates Fund, Limited Partnership

IN WITNESS WHEREOF, the undersigned have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE AND CONSENT as of the date first set forth above.

TIMOTHY S. JENKS AND ATSUKO JENKS DECLARATION OF TRUST DATED 7 JAN 1996

By:
Timothy S. Jenks

TIMOTHY S. JENKS

IN WITNESS WHEREOF, the undersigned have executed this WAIVER OF REGISTRATION RIGHTS AND NOTICE AND CONSENT as of the date first set forth above.

OPEN JOINT STOCK COMPANY “RUSNANO”

By:
Name: Oleg V. Kiselev
Title: Deputy Chief Executive Officer

EXHIBIT C

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

NEOPHOTONICS CORPORATION

VIA ELECTRONIC DELIVERY

American Stock Transfer and Trust Company, LLC

1218 3rd Avenue, Suite 1700

Seattle, CA 98101

Attn: Dee Henderson

Re:	NeoPhotonics Corporation

Dear Ms. Henderson:

Reference is made to that certain Share Purchase Agreement, dated as of April 27, 2012 (the “Agreement”), by and between NeoPhotonics Corporation, a Delaware corporation (the “Company”), and Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (“Purchaser”), pursuant to which the Company is issuing to Purchaser 4,972,905 shares (the “Shares”) of common stock of the Company, par value $0.0025 per share (the “Common Stock”), at a purchase price per share of $8.00.

American Stock Transfer and Trust Company, LLC (“AST”) is hereby authorized and requested as Registrar and Transfer Agent of the Common Stock of the Company to take such appropriate action as may be required to issue, and to register such issuance of the Shares issued by the Company in book entry form to the account of Purchaser, as set forth on Exhibit A attached hereto. The date of issuance should be April 30, 2012. Attached hereto as Exhibit B is a full, true and correct copy of the resolutions adopted by the Company’s Board of Directors on April 24 2012, authorizing the issuance of the Shares. Said resolutions have not been revoked, modified, rescinded, or amended and are in full force and effect.

The Shares shall be subject to the following restrictive legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THESE SECURITIES ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SALE, TRANSFER OR ASSIGNMENT OF THESE SECURITIES IS SUBJECT TO AN AGREEMENT BY THE REGISTERED HOLDER NOT TO SELL, DISPOSE OF, HYPOTHECATE OR TRANSFER SUCH SECURITIES (THE “LOCK-UP AGREEMENT”) FOR A PERIOD OF UP TO TWO (2) YEARS SUBSEQUENT TO THE DATE OF THE LOCK-UP AGREEMENT.

This letter constitutes an irrevocable instruction to you to issue the Shares in book entry form as indicated above. Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. If you have any questions, please call Han Le of Cooley LLP at 650-843-5143.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has set his hand hereunto as of April     , 2012.

NEOPHOTONICS CORPORATION

By:
James D. Fay
Chief Financial Officer

SIGNATURE PAGE TO TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT A

PURCHASER

Name of Purchaser	Address Information of Record	Tax ID	# of Shares	$ per Share
Open Joint Stock Company “RUSNANO”	Prospect 60-letiya Oktyabrya 10a 117036 Moscow Russian Federation	7728131587	4,972,905	$8.00

EXHIBIT B

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

APRIL 24, 2012

EXHIBIT D

OFFICER’S CLOSING CERTIFICATE

April 27, 2012

Reference is hereby made to the Share Purchase Agreement, dated as of April 27, 2012 (the “Agreement”), by and between NeoPhotonics Corporation, a Delaware corporation (the “Company”), and Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (the “Purchaser”). Any capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

Pursuant to Section 2.2(v) of the Agreement, James D. Fay hereby certifies that he is the duly elected and acting Chief Financial Officer of the Company, and further certifies on behalf of the Company that:

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions of the Company’s Board of Directors (the “Board”), adopted on April 24, 2012, approving the Agreement and the other Transaction Documents and the transactions contemplated thereby, including the issuance of the Shares, among other matters. Such resolutions were validly adopted and remain in full force and effect as of the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the Company’s Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on February 7, 2011 (the “Restated Certificate”). Said Restated Certificate has not in any way been amended, annulled, rescinded, repealed, revoked or supplemented, and remains in full force and effect as of the date hereof.

3.	Attached hereto as Exhibit C is a true and correct copy of the Company’s Amended and Restated Bylaws as presently in effect.

4.	Attached hereto as Exhibit D are true and correct copies of good standing certificates of the Company issued by the Secretary of State of the State of Delaware.

5.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature
Timothy S. Jenks	President and Chief Executive Officer

James D. Fay	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Closing Certificate in his capacity as Chief Financial Officer of the Company as of the date first written above.

NEOPHOTONICS CORPORATION

By:	James D. Fay
Its:	Chief Financial Officer

SIGNATURE PAGE

OFFICER’S CLOSING CERTIFICATE

Exhibit A

Board Resolutions

Exhibit B

Certificate of Incorporation

Exhibit C

Bylaws

Exhibit D

Good Standing Certificates

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

April 27, 2012

Reference is hereby made to the Share Purchase Agreement, dated as of April 27, 2012 (the “Agreement”), by and between NeoPhotonics Corporation, a Delaware corporation (the “Company”), and Open Joint Stock Company “RUSNANO” (Principal State Registration Number 1117799004333, with registered office at Prospect 60-letiya Oktyabrya 10a, 117036 Moscow, Russian Federation) (the “Purchaser”). Any capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

Pursuant to Section 5.1(g) of the Agreement, James D. Fay hereby certifies that he is the duly elected and acting Chief Financial Officer of the Company, and further certifies on behalf of the Company that:

6.	The representations and warranties of the Company contained in the Agreement were true and correct in all respects as of the date of the Agreement and are true and correct in all material respects as of the date hereof, as though made on and as of the date hereof, except that (a) representations and warranties that speak as of a specific dates shall be true and correct as of such date and (b) representations and warranties that are by their own terms subject to “materiality” or “Material Adverse Effect” qualifiers shall be true and correct in all respects.

7.	The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate in his capacity as Chief Financial Officer of the Company as of the date first written above.

NEOPHOTONICS CORPORATION

By:	James D. Fay
Its:	Chief Financial Officer

EXHIBIT F

FORM OF COMPANY COUNSEL LEGAL OPINION

April 27, 2012

Open Joint Stock Company “RUSNANO”

Prospect 60-letiya Oktyabrya 10a

117036 Moscow

Russian Federation

Re: NeoPhotonics Corporation

Dear Ladies and Gentlemen:

We have acted as counsel for NeoPhotonics Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of 4,972,905 shares of the Company’s Common Stock (“Shares”), to the Purchaser under the Share Purchase Agreement dated as of April 27, 2012 (the “Purchase Agreement”). We are rendering this opinion pursuant to Section 2.2(vii) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought to independently verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement and the Rights Agreement (together, the “Financing Agreements”)), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Financing Agreements). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Financing Agreements are obligations binding upon the parties thereto other than the Company; that the parties to the Financing Agreements other than the Company have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Financing Agreements or to the Material Agreements (as defined below) that would modify or interpret the terms of any such Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of New York (except no opinion with respect to the laws of the State of New York is expressed as to the Material Agreements (as defined below), the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, fraudulent conveyance, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or local law. Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or shareholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; compliance with laws that place limitations on corporate distributions; or the enforceability of provisions in the Financing Agreements concerning the voting of the Company’s capital stock (other than solely administrative obligations of the Company).

With regard to our opinion in paragraphs 1 and 3 below with respect to the good standing of the Company and the Company’s qualification to do business as a foreign corporation, we have relied solely upon certificates of the Secretaries of State of the indicated jurisdictions as of a recent date.

With regard to our opinion in paragraphs 6 and 7 below concerning rights of first refusal, rights of first offer or similar rights, or defaults under and any material breaches of any agreement identified on Schedule A hereto (the “Material Agreements”), we have relied solely upon (i) inquiries of officers of the Company, and (ii) an examination of the Material Agreements in the form provided to us by the Company. We have made no further investigation. Further, with regard to our opinion in paragraph 7 below concerning Material Agreements, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import, or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction. To the extent that any other laws govern any of the Material Agreements, we assume that the Material Agreements would be interpreted in accordance with their plain meaning.

With regard to our opinion in paragraph 8 below with respect to pending or overtly threatened litigation, we have made an inquiry of the attorneys within this firm who have represented the Company in this transaction, examined and relied upon a certificate executed by an officer of the Company covering such matters, and checked the records of this firm to ascertain that we are not acting as counsel of record for the Company in any such matter. We have made no further investigation.

With regard to our opinion in paragraph 10 concerning exemption from registration, our opinion is expressed only with respect to the offer and sale of the Shares without regard to any offers or sales of other securities occurring prior to or subsequent to the date hereof.

With regard to our opinion in paragraph 11 below, we have based our opinion on a certificate of an officer of the Company as to compliance with each of the requirements of Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”). We have conducted no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

8.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

9.	The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

10.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of California.

11.	The Company has the requisite corporate power to execute, deliver and perform its obligations under the Financing Agreements.

12.	Each of the Financing Agreements has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution under section 6.2 of the Purchase Agreement and section 5 of the Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

13.	The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable and will have been acquired free of any preemptive rights, rights of first refusal, rights of first offer or similar rights contained in the Company’s Certificate of Incorporation or Bylaws or any in Material Agreement that have not been waived.

14.	The execution and delivery of the Financing Agreements by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Company’s Certificate of Incorporation or Bylaws, and do not constitute a default under or a material breach of any Material Agreement, and do not violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Financing Agreements or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, in the case of (a) and (b) to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

15.	To our knowledge, except as set forth in the SEC Reports, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Financing Agreements or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company and its subsidiaries, taken as a whole, that has not been disclosed in the Disclosure Letter to the Purchase Agreement.

16.	All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal or California regulatory authority or governmental body required for the issuance of the Shares, have been made or obtained, except for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

17.	The offer and sale of the Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

18.	The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be, required to register as an “investment company” as such term is defined in the 1940 Act.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY LLP

By:
John Sellers

Schedule A

2008 Investors’ Rights Agreement dated May 14, 2008 by and among the Company and the parties listed therein.

Loan and Security Agreement by and between NeoPhotonics Corporation and Comerica Bank, dated December 20, 2007 as amended by First Amendment dated December 18, 2008 and December 11, 2009.

Lease by and between BRE/PCCP Orchard, LLC and NeoPhotonics Corporation, dated April 7, 1999 with the Summary of Basic Lease Terms and Addendum No. 1 to Lease, as amended by First Amendment to Lease dated November 22, 2002, the Second Amendment to Lease dated December 15, 2003, the Third Amendment to Lease dated March 13, 2007 and the Fourth Amendment to Lease dated May 28, 2010.

EXHIBIT G

FORM OF LOCK-UP AGREEMENT

[See Exhibit 10.3]

EXHIBIT H

WIRE TRANSFER INSTRUCTIONS

[Omitted]

EXHIBIT I

RUSSIAN TRANSLATION OF SHARE PURCHASE AGREEMENT

[Omitted]